UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2015

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2015, China BAK Battery, Inc. (the “Company”) entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with certain individual creditors who loaned an aggregate of approximately $9.8 million, including accrued interest to the Company (the “Debts”). Pursuant to the terms of the Debt Conversion Agreement, each of the creditors agreed to convert existing loans into an aggregate 4,376,731 shares of common stock of the Company (the “Shares”) at a conversion price of $2.25 per share. Upon receipt of the Shares, the creditors will release the Company from any claims, demands and other obligations relating to the Debts.

The Shares will be issued to the creditors, each of whom represented to the Company that he/she is not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended), in an offshore transaction in which we rely on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing is a summary of the material terms of the Debt Conversion Agreement. This summary is subject to, and is qualified in its entirety by, reference to the Debt Conversion Agreement that is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Form of Debt Conversion Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: October 5, 2015	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Debt Conversion Agreement